UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

SEC Settlement

On October 24, 2022, the U.S. Securities and Exchange Commission (the “SEC”) issued an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8(a) of the Securities Act of 1933 (the “Securities Act”) and Section 21(c) of the Securities Exchange Act of 1934 (the “Exchange Act”), Making Findings, and Imposing a Cease-and-Desist Order (the “Settlement Order”) resolving the previously disclosed restatements by Cronos Group Inc. (the “Company”) of its financial statements for the first three quarters of 2019 and the second quarter of 2021.

The Company has agreed to settle with the SEC, without admitting or denying the allegations described in the Settlement Order. The Settlement Order fully and finally disposes of the investigation of the Company by the SEC into the restatements without the payment of any civil penalty or other amount.

The Settlement Order requires the Company to cease and desist from committing or causing any violations and any future violations of Section 17(a) of the Securities Act, Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 10b-5, 13a-13, 13a-15(a), 13a-16 and 12b-20 thereunder. Additionally, the Company agreed to certain undertakings which include, among other things, retaining a qualified independent consultant (the “Consultant”) to engage in a review of, and make recommendations with respect to, certain of the Company’s internal accounting controls and internal control over financing reporting.

As a result of the Settlement Order, the Company will (i) lose its status as a well-known seasoned issuer for a period of three years, (ii) be unable to rely on the private offering exemptions provided by Regulations A and D under the Securities Act for a period of five years and (iii) be unable to rely on the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 for a period of three years.

The foregoing description of the Settlement Order does not purport to be complete and is qualified in its entirety by reference to the Settlement Order. The Settlement Order is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

OSC Settlement

On October 24, 2022, the Ontario Capital Markets Tribunal approved a settlement agreement (the “Settlement Agreement”) between the Company and the staff of the Ontario Securities Commission (the “OSC”), resolving the previously disclosed restatements by the Company described above.

Pursuant to the terms of the Settlement Agreement, which fully and finally disposes of the investigation of the Company by the OSC, Cronos agreed to pay a total of C$1.34 million to fully settle the matter, and acknowledged that it had failed to comply with the requirement under Section 77 of the Securities Act (Ontario) to file interim financial reports in the manner set out therein and had acted in a manner contrary to the public interest. Additionally, the Company agreed to retain the Consultant to engage in a review of, and make recommendations with respect to, certain of the Company’s internal accounting controls and internal control over financing reporting, on substantially the same terms as were required by the SEC pursuant to the Settlement Order.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement. The Settlement Agreement is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1
Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order.

99.2	Settlement Agreement with the Ontario Securities Commission.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: October 25, 2022	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer